Exhibit (a) (1) (iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

MAPINFO CORPORATION

Pursuant to the Offer to Purchase dated March 22, 2007

by

MAGELLAN ACQUISITION CORP.

a wholly-owned subsidiary of

PITNEY BOWES INC.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.002 per share, of MapInfo Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	By Hand: Reorganization Department 480 Washington Boulevard 27th Floor Jersey City, NJ 07310 Attn: Reorganization Department	By Overnight Mail: Reorganization Department 480 Washington Boulevard 27th Floor Mail Drop—Reorg. Jersey City, NJ 07310 Attn: Reorganization Department

By Facsimile Transmission: (For Eligible Institutions Only): (201) 680-4626 Confirm Facsimile Transmission: (201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Magellan Acquisition Corp., a Delaware Corp. (the “Purchaser”) and a wholly-owned subsidiary of Pitney Bowes Inc., a Delaware Corp. (“Pitney Bowes”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 22, 2007 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.002 per share, (the “Shares”) of MapInfo Corporation, a Delaware Corp. (the “Company”), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Certificate Numbers (if available):

SIGN HERE

Signature(s)

(Name(s) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated                     , 2007.

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